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                                                                EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 26, 1996 relating to the combined financial statements of West Coast Entertainment, Inc. and Affiliates appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



                                 /s/ Miller, Glusman, Footer & Magarick, P.C.
                                ----------------------------------------------
                                     Miller, Glusman, Footer & Magarick, P.C.


July 19, 1996
Philadelphia, Pennsylvania